Forum Energy Technologies Announces
Second Quarter 2019 Results

•	Revenue of $246 million

•	Diluted EPS of $(0.12) and adjusted EPS of $(0.08)

•	Net loss of $14 million and adjusted EBITDA of $18 million

•	Cash flow from operations of $23 million and free cash flow after capital expenditures of $18 million
HOUSTON, TEXAS, July 25, 2019 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2019 revenue of $246 million, a decrease of $26 million from the first quarter 2019. Net loss for the quarter was $14 million, or $0.12 per diluted share, compared to net loss of $8 million, or $0.07 per diluted share, for the first quarter 2019. Excluding $5 million, or $0.04 per share of special items, adjusted net loss was $0.08 per diluted share in the second quarter 2019 compared to adjusted net loss of $0.04 per diluted share in the first quarter 2019. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Cris Gaut, Chairman and Chief Executive Officer, remarked, “Our primary focus at Forum is on generating free cash flow to reduce net debt. Free cash flow was $18 million in the second quarter, a sequential improvement, and the third successive quarter of free cash flow. Since we changed our strategy to focus on free cash flow in the fourth quarter 2018, we have generated $55 million, resulting in an annualized yield of over 25% based on today’s equity market value. As our inventory reduction efforts accelerate, we expect our free cash flow generating ability to increase further. We ended the quarter with approximately $242 million of total liquidity and we expect to use our free cash flow to further reduce debt.
“Our operating results in the second quarter were in line with the updated guidance we provided last month. Revenue declined $26 million from last quarter as a result of decreased spending by our customers as they sought to lower costs, preserve cash, and exercise capital discipline. We generated $18 million of EBITDA in the second quarter on reduced revenue of $246 million.
“Looking ahead to the third quarter, we expect sequential improvements in our Drilling and Downhole segment and our Valves product line, partially offset by a slowdown in our Completions segment. We continue to reduce costs as we manage the business for the existing market environment, as evidenced by our $6 million sequential decline in SG&A. We expect third quarter EBITDA to be relatively flat to slightly higher, despite a further slowing in U.S. land drilling and completions activity. We expect another strong increase in our free cash flow.
“We are already experiencing increasing levels of inquiries from international and offshore customers. As we look further into the future, we expect these inquiries to translate into orders across our broad product portfolio. In addition, in the U.S. where our sales are primarily short cycle consumable items, we believe the current destocking and cannibalization by our customers is unsustainable.”
Segment Results
Drilling & Downhole segment revenue was $82 million, a decrease of $4 million, or 4%, from the first quarter 2019, primarily due to a lower rig count in North America, partially offset by improvement in our Subsea product line. Orders in the second quarter were $78 million, a 5% decrease from the first quarter. Drilling & Downhole operations focus primarily on manufactured equipment and consumable products for global drilling, well construction, artificial lift and subsea construction and services markets.
Completions segment revenue was $82 million, a decrease of $13 million, or 14% sequentially, due to lower sales of pressure pumping products and the previously announced non-recurring international offshore coiled line pipe project delivered in the first quarter. Orders in the second quarter were $71 million, a decrease of $10 million, or 12% from the first quarter 2019, due to lower orders of stimulation products, as the pressure pumping service companies are cannibalizing their idle fleets and destocking their consumables. The Completions segment designs and manufactures products for the completion, stimulation and intervention markets.
Production segment revenue was $83 million, a decrease of $9 million, or 9% from the first quarter 2019, due to lower sales of upstream and midstream valves, and surface production equipment. Orders in the second quarter were $76 million, a 5% decrease sequentially, primarily due to lower orders for valves, as distributors deferred orders and destocked their existing inventory levels. The Production segment manufactures land well site production equipment, desalination refinery equipment, and a wide range of valves for the upstream, midstream and process industry customers.

Conference Call Information
Forum's conference call is scheduled for Friday, July 26, 2019 at 9:00 AM CDT. During the call, the Company intends to discuss second quarter 2019 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 2867018. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 2867018.
Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include a mix of frequently replaced consumable products and highly engineered capital products that are used in the drilling, well completion, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Mark Conlon - Director - Investor Relations & Planning
281.949.2523
Mark.Conlon@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2019	2018	2019
Revenue	$245.6	$274.0	$271.8
Cost of sales	182.4	201.3	201.7
Gross profit	63.2	72.7	70.1
Operating expenses
Selling, general and administrative expenses	62.9	71.5	69.0
Transaction expenses	0.1	0.1	0.6
Intangible asset impairments	—	14.5	—
Contingent consideration benefit	—	—	(4.6)
Loss (gain) on disposal of assets and other	0.1	(1.3)	—
Total operating expenses	63.1	84.8	65.0
Earnings (loss) from equity investment	0.6	0.4	(0.8)
Operating income (loss)	0.7	(11.7)	4.3
Other expense (income)
Interest expense	8.2	7.9	8.2
Foreign exchange losses (gains) and other, net	(2.2)	(5.9)	2.3
Total other expense	6.0	2.0	10.5
Loss before income taxes	(5.3)	(13.7)	(6.2)
Income tax expense (benefit)	8.4	1.6	1.7
Net loss (1)	$(13.7)	$(15.3)	$(7.9)

Weighted average shares outstanding
Basic	110.0	108.7	109.6
Diluted	110.0	108.7	109.6

Loss per share
Basic	$(0.12)	$(0.14)	$(0.07)
Diluted	$(0.12)	$(0.14)	$(0.07)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six Months Ended
	June 30, 2019
(in millions, except per share information)	2019	2018
Revenue	$517.5	$524.2
Cost of sales	384.2	384.2
Gross profit	133.3	140.0
Operating expenses
Selling, general and administrative expenses	131.8	143.6
Transaction expenses	0.7	1.4
Goodwill and intangible asset impairments	—	14.5
Contingent consideration benefit	(4.6)	—
Loss (gain) on disposal of assets and other	0.1	(1.7)
Total operating expenses	128.0	157.8
Loss from equity investment	(0.3)	(0.6)
Operating income (loss)	5.0	(18.4)
Other expense (income)
Interest expense	16.4	15.9
Foreign exchange losses (gains) and other, net	0.1	(2.3)
Gain on contribution of subsea rentals business	—	(33.5)
Total other (income) expense, net	16.5	(19.9)
Income (loss) before income taxes	(11.5)	1.5
Income tax expense (benefit)	10.1	(11.2)
Net income (loss) (1)	$(21.6)	$12.7

Weighted average shares outstanding
Basic	109.8	108.6
Diluted	109.8	110.8

Earnings (loss) per share
Basic	$(0.20)	$0.12
Diluted	$(0.20)	$0.11

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$37.4	$47.2
Accounts receivable—trade, net	180.6	206.1
Inventories, net	469.1	479.0
Other current assets	40.8	33.7
Total current assets	727.9	766.0
Property and equipment, net of accumulated depreciation	171.5	177.4
Operating lease assets	54.0	—
Goodwill and other intangibles, net	813.4	828.7
Investment in unconsolidated subsidiary	44.5	45.0
Other long-term assets	10.4	12.6
Total assets	$1,821.7	$1,829.7
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.2	$1.2
Other current liabilities	223.1	235.7
Total current liabilities	224.3	236.9
Long-term debt, net of current portion	478.0	517.5
Other long-term liabilities	99.2	45.1
Total liabilities	801.5	799.5
Total equity	1,020.2	1,030.2
Total liabilities and equity	$1,821.7	$1,829.7

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six Months Ended June 30,
(in millions of dollars)	2019	2018
Cash flows from operating activities
Net income (loss)	$(21.6)	$12.7
Intangible asset impairments	—	14.5
Depreciation and amortization	32.7	37.3
Other noncash items and changes in working capital	29.7	(90.2)
Net cash provided by (used in) operating activities	40.8	(25.7)

Cash flows from investing activities
Capital expenditures for property and equipment	(9.2)	(14.1)
Proceeds from sale of business, property and equipment	0.4	8.8
Net cash used in investing activities	(8.8)	(5.3)

Cash flows from financing activities
Repayment of debt, net of borrowings	(41.1)	(41.7)
Repurchases of stock	(1.0)	(2.2)
Net cash used in financing activities	(42.1)	(43.9)

Effect of exchange rate changes on cash	0.2	(1.2)
Net decrease in cash, cash equivalents and restricted cash	$(9.9)	$(76.1)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2019	June 30, 2018	March 31, 2019
Revenue
Drilling & Downhole	$82.4	$86.5	$85.9	$82.4	$86.5	$85.9
Completions	81.5	100.0	94.7	81.5	100.0	94.7
Production	83.3	88.6	92.0	83.3	88.6	92.0
Eliminations	(1.6)	(1.1)	(0.8)	(1.6)	(1.1)	(0.8)
Total revenue	$245.6	$274.0	$271.8	$245.6	$274.0	$271.8

Operating income (loss)
Drilling & Downhole (1)	$1.3	$(7.5)	$(2.5)	$2.0	$(3.1)	$0.3
Operating income margin %	1.6%	(8.7)%	(2.9)%	2.4%	(3.6)%	0.3%
Completions	2.8	14.2	6.9	2.9	14.8	7.6
Operating income margin %	3.4%	14.2%	7.3%	3.6%	14.8%	8.0%
Production	3.6	3.7	4.3	3.6	3.9	4.6
Operating income margin %	4.3%	4.2%	4.7%	4.3%	4.4%	5.0%
Corporate	(6.8)	(8.9)	(8.4)	(6.7)	(8.7)	(7.3)
Total segment operating income (loss)	0.9	1.5	0.3	1.8	6.9	5.2
Other items not in segment operating income (2)	(0.2)	(13.2)	4.0	0.1	1.7	0.1
Total operating income (loss)	$0.7	$(11.7)	$4.3	$1.9	$8.6	$5.3
Operating income margin %	0.3%	(4.3)%	1.6%	0.8%	3.1%	1.9%

EBITDA (3)
Drilling & Downhole	$8.1	$(7.5)	$1.9	$7.5	$6.3	$6.0
EBITDA Margin %	9.8%	(8.7)%	2.2%	9.1%	7.3%	7.0%
Completions	11.3	22.7	15.5	11.7	23.2	16.4
EBITDA Margin %	13.9%	22.7%	16.4%	14.4%	23.2%	17.3%
Production	5.2	5.9	6.4	5.7	6.4	6.6
EBITDA Margin %	6.2%	6.7%	7.0%	6.8%	7.2%	7.2%
Corporate	(5.4)	(8.3)	(5.4)	(6.6)	(8.6)	(7.3)
Total EBITDA	$19.2	$12.8	$18.4	$18.3	$27.3	$21.7
EBITDA Margin %	7.8%	4.7%	6.8%	7.5%	10.0%	8.0%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, contingent consideration benefit, and goodwill and intangible assets impairments.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (4)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue
Drilling & Subsea	$168.3	$163.3	$168.3	$163.3
Completions	176.2	188.1	176.2	188.1
Production & Infrastructure	175.3	175.0	175.3	175.0
Eliminations	(2.3)	(2.2)	(2.3)	(2.2)
Total revenue	$517.5	$524.2	$517.5	$524.2

Operating income (loss)
Drilling & Subsea (1)	$(1.2)	$(17.8)	$2.3	$(11.6)
Operating income margin %	(0.7)%	(10.9)%	1.4%	(7.1)%
Completions (1)	9.7	23.2	10.5	26.9
Operating income margin %	5.5%	12.3%	6.0%	14.3%
Production & Infrastructure	7.9	7.9	8.2	8.1
Operating income margin %	4.5%	4.5%	4.7%	4.6%
Corporate	(15.2)	(17.5)	(14.1)	(17.0)
Total segment operating income (loss)	1.2	(4.2)	6.9	6.4
Other items not in segment operating income (loss) (2)	3.8	(14.2)	0.2	2.4
Total operating income (loss)	$5.0	$(18.4)	$7.1	$8.8
Operating income margin %	1.0%	(3.5)%	1.4%	1.7%

EBITDA (3)
Drilling & Subsea	$10.1	$20.7	$13.5	$6.2
EBITDA Margin %	6.0%	12.7%	8.0%	3.8%
Completions	26.9	39.9	28.1	43.4
EBITDA Margin %	15.3%	21.2%	15.9%	23.1%
Production & Infrastructure	11.6	12.8	12.2	13.6
EBITDA Margin %	6.6%	7.3%	7.0%	7.8%
Corporate	(11.0)	(18.7)	(13.7)	(16.8)
Total EBITDA	$37.6	$54.7	$40.1	$46.4
EBITDA Margin %	7.3%	10.4%	7.7%	8.9%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain (loss) on disposal of assets, contingent consideration benefit, and goodwill and intangible asset impairments
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2019	June 30, 2018	March 31, 2019
Orders
Drilling & Downhole	$78.3	$115.1	$82.0
Completions	70.7	96.1	80.3
Production	75.6	98.8	79.9
Total orders	$224.6	$310.0	$242.2

Revenue
Drilling & Downhole	$82.4	$86.5	$85.9
Completions	81.5	100.0	94.7
Production	83.3	88.6	92.0
Eliminations	(1.6)	(1.1)	(0.8)
Total revenue	$245.6	$274.0	$271.8

Book to bill ratio (1)
Drilling & Downhole	0.95	1.33	0.95
Completions	0.87	0.96	0.85
Production	0.91	1.12	0.87
Total book to bill ratio	0.91	1.13	0.89

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2019			June 30, 2018			March 31, 2019
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$0.7	$19.2	$(13.7)	$(11.7)	$12.8	$(15.3)	$4.3	$18.4	$(7.9)
% of revenue	0.3%	7.8%		(4.3)%	4.7%		1.6%	6.8%
Restructuring charges and other	0.6	0.6	0.6	1.4	1.4	1.4	4.7	4.7	4.7
Transaction expenses	0.1	0.1	0.1	0.1	0.1	0.1	0.6	0.6	0.6
Inventory and other working capital adjustments	—	—	—	3.6	3.6	3.6	(0.1)	(0.1)	(0.1)
Goodwill and intangible asset impairment	—	—	—	14.5	14.5	14.5	—	—	—
Contingent consideration benefit	—	—	—	—	—	—	(4.6)	(4.6)	(4.6)
Amortization of basis difference for equity method investment (2)	0.5	0.5	0.5	0.7	0.7	0.7	0.4	0.4	0.4
Loss (gain) on foreign exchange, net (3)	—	(2.1)	(2.1)	—	(5.8)	(5.8)	—	2.3	2.3
Income tax expense (benefit) of adjustments	—	—	—	—	—	(1.1)	—	—	(0.1)
Impact of U.S. tax reform	—	—	—	—	—	0.3	—	—	—
Valuation allowance on deferred tax assets	—	—	5.9	—	—	—	—	—	—
As adjusted(1)	$1.9	$18.3	$(8.7)	$8.6	$27.3	$(1.6)	$5.3	$21.7	$(4.7)
% of revenue	0.8%	7.5%		3.1%	10.0%		1.9%	8.0%

Diluted shares outstanding as reported			110.0			108.7			109.6
Diluted shares outstanding as adjusted			110.0			108.7			109.6

Diluted EPS - as reported			$(0.12)			$(0.14)			$(0.07)
Diluted EPS - as adjusted			$(0.08)			$(0.01)			$(0.04)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items
	Six months ended
	June 30, 2019			June 30, 2018
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$5.0	$37.6	$(21.6)	$(18.4)	$54.7	$12.7
% of revenue	1.0%	7.3%		(3.5)%	10.4%
Restructuring charges and other	5.2	5.2	5.2	4.3	4.3	4.6
Transaction expenses	0.7	0.7	0.7	1.4	1.4	1.4
Inventory and other working capital adjustments	(0.1)	(0.1)	(0.1)	6.1	6.1	6.1
Goodwill and intangible asset impairment	—	—	—	14.5	14.5	14.5
Contingent consideration benefit	(4.6)	(4.6)	(4.6)	—	—	—
Gain on contribution of subsea rentals business	—	—	—	—	(33.5)	(33.5)
Amortization of basis difference for equity method investment (2)	0.9	0.9	0.9	0.9	0.9	0.9
Loss (gain) on foreign exchange, net (3)	—	0.4	0.4	—	(2.0)	(2.0)
Income tax expense (benefit) of adjustments	—	—	(0.1)	—	—	2.1
Impact of U.S. tax reform	—	—	—	—	—	(15.9)
Valuation allowance on deferred tax assets	—	—	5.9	—	—	—
As adjusted(1)	$7.1	$40.1	$(13.3)	$8.8	$46.4	$(9.1)
% of revenue	1.4%	7.7%		1.7%	8.9%

Diluted shares outstanding as reported			$109.8			$110.8
Diluted shares outstanding as adjusted			$109.8			$108.6

Diluted EPS - as reported			$(0.20)			$0.11
Diluted EPS - as adjusted			$(0.12)			$(0.08)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a non-operating gain due to this basis difference which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	June 30, 2019	June 30, 2018	March 31, 2019
EBITDA reconciliation (1)
Net loss	$(13.7)	$(15.3)	$(7.9)
Interest expense	8.2	7.9	8.2
Depreciation and amortization	16.3	18.6	16.4
Income tax expense (benefit)	8.4	1.6	1.7
EBITDA	$19.2	$12.8	$18.4

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2019	June 30, 2018
EBITDA reconciliation (1)
Net loss	$(21.6)	$12.7
Interest expense	16.4	15.9
Depreciation and amortization	32.7	37.3
Income tax expense (benefit)	10.1	(11.2)
EBITDA	$37.6	$54.7

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Six months ended
(in millions of dollars)	June 30, 2019	June 30, 2018
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$40.8	$(25.7)
Capital expenditures for property and equipment	(9.2)	(14.1)
Proceeds from sale of property and equipment	0.4	8.8
Free cash flow, before acquisitions	$32.0	$(31.0)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	June 30, 2019		June 30, 2018		March 31, 2019
Revenue:	$	%	$	%	$	%
Drilling Technologies	$37.3	15.3%	$46.4	17.0%	$41.9	15.4%
Downhole Technologies	28.8	11.7%	26.6	9.7%	30.4	11.2%
Subsea Technologies	16.3	6.6%	13.5	4.9%	13.6	5.0%
Drilling & Downhole	82.4	33.6%	86.5	31.6%	85.9	31.6%

Stimulation and Intervention	46.9	19.1%	60.5	22.1%	51.4	18.9%
Coiled Tubing	34.6	14.1%	39.5	14.4%	43.3	15.9%
Completions	81.5	33.2%	100.0	36.5%	94.7	34.8%

Production Equipment	33.0	13.4%	35.3	12.9%	36.6	13.5%
Valve Solutions	50.3	20.5%	53.3	19.4%	55.4	20.3%
Production	83.3	33.9%	88.6	32.3%	92.0	33.8%
Eliminations	(1.6)	(0.7)%	(1.1)	(0.4)%	(0.8)	(0.2)%
Total Revenue	$245.6	100.0%	$274.0	100.0%	$271.8	100.0%